UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2026

SCYNEXIS, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36365	56-2181648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Evertrust Plaza 13th Floor
Jersey City, New Jersey		07302-6548
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 201 884-5485

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCYX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2026, the Board of Directors (the “Board”) of SCYNEXIS, Inc. (“SCYNEXIS” or the “Company”) appointed Steven K. Burke, M.D., as a member of the Board, effective September 18, 2026. Dr. Burke will serve until SCYNEXIS’s 2027 Annual Meeting of Stockholders and until his successor is duly elected and qualified. In addition, the Board appointed Dr. Burke as a member of the Nominating and Corporate Governance Committee of the Board.

Dr. Burke will receive compensation as a non-employee director of SCYNEXIS as follows: (a) an annual retainer of $45,000; (b) an annual retainer of $5,000 for service as a member of the Nominating and Corporate Governance Committee; (c) an initial stock option grant to purchase 5,750 shares of the Company’s common stock, with an exercise price of $4.46, which is equal to the closing price of SCYNEXIS’s common stock on September 18, 2026, the date of grant, one-third of which will vest on the one year anniversary of the grant date, with the remaining shares vesting in equal monthly installments over the next 24 months thereafter, provided that he is continuing to provide service on the applicable vesting date; (d) an initial restricted stock unit grant to acquire 5,750 shares of the Company’s common stock, one-third of which will vest each year on the anniversary of the date of grant provided that he is continuing to provide service on the applicable vesting date; and (e) each year an annual equity grant as determined in accordance with the Company’s Non-Employee Director Compensation Policy, which currently consists of a stock option grant to purchase 2,875 shares of the Company’s common stock, with an exercise price per share equal to the fair market value of a share of common stock on the date of grant, and a restricted stock unit grant to acquire 2,875 shares of the Company’s common stock, which grants will vest in full on the one-year anniversary of the grant date provided that he is continuing to provide service on the applicable vesting date. As a non-employee director, Dr. Burke may elect to receive nonstatutory stock options in lieu of all or a portion of the cash compensation to which he would otherwise be entitled, as described above.

In addition, SCYNEXIS has entered into its standard indemnification agreement with Dr. Burke, the form of which was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 4, 2026. There is no arrangement or understanding between Dr. Burke and any other person pursuant to which he was selected as a director, and there is no family relationship between Dr. Burke and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Dr. Burke requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On September 22, 2026, the Company issued a press release announcing the appointment of Dr. Burke to the Board. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01 (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of the Company dated September 22, 2026.

104.1	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Date:	September 21, 2026	By:	/s/ David Angulo, M.D.
		Name:	David Angulo, M.D.
		Its:	Chief Executive Officer